UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2019

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 6, 2019, the Company held its 2019 Annual Meeting of Stockholders at which the Company’s stockholders voted on the following three proposals, and cast their votes as described below.

Proposal 1 - Election of Directors

The stockholders elected eight (8) directors for a one year term, as follows:

Nominee	For	Withheld	Broker Non-Votes
John L. Adams	105,552,847	1,560,767	14,405,526
Brandon B. Boze	106,301,576	812,038	14,405,526
John J. Diez	106,008,596	1,105,018	14,405,526
Leldon E. Echols	105,564,310	1,549,304	14,405,526
Charles W. Matthews	106,227,441	836,173	14,405,526
E. Jean Savage	106,019,270	1,094,344	14,405,526
Dunia A. Shive	106,343,318	770,296	14,405,526
Timothy R. Wallace	105,948,157	1,165,457	14,405,526

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated April 5, 2019, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
105,023,708	1,671,815	418,091	14,405,526

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2019

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, by the following vote:

For	Against	Abstentions
119,238,743	1,969,585	310,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 7, 2019	By:	/s/ Melendy E. Lovett
Name: Melendy E. Lovett
Title: Senior Vice President and Chief Financial Officer